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                                                                     EXHIBIT 8





                                 March __, 1996





Ohio Edison Company
76 South Main Street
Akron, Ohio  44308

Ohio Edison Financing Trust II
c/o Ohio Edison Company
76 South Main Street
Akron, Ohio  44308


            Re:     Ohio Edison Financing Trust II
                    ___% Trust Originated Preferred Securities


Ladies and Gentlemen:

            As counsel to Ohio Edison Company (the "Company") and Ohio Edison Financing Trust II (the "Issuer"), we have assisted in the preparation of the prospectus (the "Prospectus") that forms a part of the registration statement on Form S-4 (File No. 33- _________) under the Securities Act of 1933 (the "Act"), as filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"), in connection with the Issuer's offer (the "Offer") to exchange up to 3,600,000 of its __% Trust Originated Preferred Securities (the "Preferred Securities") for a like number of shares of its outstanding 7.75% Class A Preferred Stock, $25 par value (the "Class A Shares"), and the issuance of a like aggregate principal amount of ___% Junior Subordinated Debentures Due 2016, by the Company to the Issuer. Unless otherwise defined herein, all terms used herein shall have the meanings ascribed to them in the Prospectus.

            We have examined and relied upon the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, (i) the form of Amended and Restated Declaration of Trust among the Company, as Sponsor, and the several trustees named therein, (ii) the form of Indenture between the Company and The Bank of New York, as Trustee, and (iii) the form of Preferred Securities Guarantee Agreement
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between the Company, as Guarantor, and The Bank of New York, as Preferred
Guarantee Trustee.

            Based on the foregoing and on our consideration of such other information as we have deemed necessary and appropriate, we hereby confirm, subject to the qualifications contained therein, our opinion as set forth in the Prospectus under the caption "Taxation."

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Taxation" in the Prospectus. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Act.


                               Very truly yours,